First Quarter 2024 Earnings Supplement

Forward Looking Statements and Risk Factors This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cyber-security concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; any remaining uncertainties with the transition from LIBOR as a reference rate; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and employees; general economic or business conditions, including the strength of regional economic conditions in our market area; ESG practices and disclosures, including climate change, hiring practices, the diversity of the work force, and racial and social justice issues; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses and geopolitical tensions and conflicts between nations. Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2023, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made. Non-GAAP Financial Measures In addition to the traditional measures presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this presentation contains or references certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying business, operational performance and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. The non-GAAP financial measures contained within this presentation should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the respective Quarterly Reports in Exhibit 99.1 of Form 8-K for S&T Bancorp, Inc. and subsidiaries. 2

3 First Quarter Overview RETURN METRICS EARNINGS Net Income $31.2 million *Refer to appendix for reconciliation of non-GAAP financial measures EPS $0.81 ROA 1.32% ROE 9.74% ROTE* 13.85% PPNR* 1.76% HIGHLIGHTS • Solid earnings and return metrics • NIM remains strong at 3.84% • Third consecutive quarter of customer deposit growth • Healthy ACL level with manageable NPAs • Forbes 2024 America’s Best Banks • Forbes 2024 list of America's Best Midsize Employers ACL 1.37% NCO 0.35% ASSET QUALITY NPA 0.44% NIM* 3.84% BALANCE SHEET Loan growth $2.7 million 0.14% (annualized) Deposit growth $78.6 million 4.21% (annualized) Efficiency Ratio* 56.21%

Balance Sheet • Shift to higher costing deposits is moderating • Wholesale borrowings are down $130 million primarily due to deposit growth • No change in brokered deposits, shift from money market to CDs at similar cost Dollars in millions 4 1Q24 4Q23 Var $207 $234 ($27) 971 970 1 7,656 7,653 3 7,600 7,522 78 374 504 (130) Cash & Int Bear Bal Securities Loans Deposits Borrowings ($150) ($100) ($50) $0 $50 $100 1Q24 vs 4Q23: 1Q24 vs 4Q23 DEPOSIT CHANGES DECREASES/INCREASES Brokered Brokered

Asset Quality ACL Trend: Dollars in millions 5 ASSET QUALITY TRENDS • ACL down 4 basis points to 1.37% compared to 1.41% at December 31, 2023 • Net charge-offs of $6.6 million, or 0.35% of average loans (annualized) • Increase in NPAs related to a strategic exit of an operating company that resulted in a $3.2 million charge-off

Office CRE Dollars in millions 6 CBD 15% $72 OFFICE LOANS BY SIZE: Size Total # Loans Avg Size Avg LTV 10mm+ $47.3 4 $11.8 53% 5mm-10mm 172.1 25 6.9 54% 1mm-5mm 176.1 79 2.2 59 % Under 1mm 86.5 338 0.3 48 % Total $482.0 446 $1.1 55 % OFFICE LOAN MATURITIES BY YEAR: Avg LTV: 52% 56% 50% 55% 49% OFFICE CRE BY MSA: Pittsburgh 37% Philadelphia 18% Columbus 7% Buffalo 6% Harrisburg 5% Other 27% • Office represents 6% of total loans • Granular portfolio with average loan size of $1.1 million • 95% of our office portfolio is in-market (PA and contiguous states) • 90% non-central business district (CBD) • Criticized of $12.3 million and classified of $2.1 million; only $0.5 million of NPLs

Multifamily - CRE Dollars in millions 7 MULTIFAMILY LOANS BY SIZE: Size Total # Loans Avg Size Avg LTV 10mm+ $124.6 9 $13.8 64% 5mm-10mm 153.8 21 7.3 52% 1mm-5mm 163.8 80 2.0 53 % Under 1mm 138.6 485 0.3 58 % Total $580.8 595 $1.0 56 % MULTIFAMILY LOAN MATURITIES BY YEAR: Avg LTV: 42% 49% 49% 50% 57% Pittsburgh 39% Philadelphia 16% Columbus 8% Lancaster 6% Akron 4% Other 27% MULTIFAMILY CRE BY MSA: • Multifamily represents 8% of total loans • Granular portfolio with average loan size of $1.0 million • 95% of our multifamily portfolio is in- market (PA and contiguous states) • Criticized loans of $0 and classified of $6.9 million; no NPLs Additional exposure of $214.6 million of construction commitments

• NIM was solid at 3.84% and remains well above pre-rate cycle level • NIM compression is moderating with the smallest decrease since 1Q23 • Cost of funds increases are declining as deposit mix shift moderates and higher cost borrowings are reduced Net Interest Income Dollars in millions; *Refer to appendix for reconciliation of non-GAAP financial measures 8 CURRENT RATE CYCLE Total Cost of Funds

1Q24 1Q24 vs 4Q23 1Q24 vs 1Q23 Debit and Credit Card $4.2 ($0.3) ($0.1) Service Charges 3.8 (0.3) (0.3) Wealth 3.0 — — Mortgage 0.3 — — Other 1.5 (4.6) — Noninterest Income $12.8 ($5.2) ($0.4) Noninterest Income 9Dollars in millions • Noninterest income levels normalize • Decrease in other related to a $3.3 million gain on OREO and $1.1 million of valuation adjustments in 4Q23 • Customer activity seasonally slower

1Q24 1Q24 vs 4Q23 1Q24 vs 1Q23 Salaries & Benefits $29.5 ($1.4) $1.9 Data Processing 5.0 0.4 0.7 Occupancy 3.9 0.3 — FF&E 3.5 (0.3) 0.6 Other Taxes 1.9 — 0.1 Marketing 1.9 0.5 0.1 Professional Services 1.7 (0.3) (0.1) FDIC 1.0 — — Other 6.1 (0.9) (0.6) Noninterest Expense $54.5 ($1.7) $2.8 Noninterest Expense 10Dollars in millions; *Refer to appendix for reconciliation of non-GAAP financial measures • Salaries and benefits decreased $1.4 million mainly related to medical expense compared to 4Q23

Capital Dollars in millions; *Refer to appendix for reconciliation of non-GAAP financial measures 11 TCE / TA* • We have strong capital levels and are well positioned for growth • TCE / TA improvement due to strong earnings

1Q24 Return on Average Tangible Shareholders' Equity (ROTE) (non-GAAP) Net income (annualized) $125,643 Plus: amortization of intangibles (annualized), net of tax 944 Net income before amortization of intangibles (annualized) $126,587 Average total shareholders' equity $1,290,514 Less: average goodwill and other intangible assets, net of deferred tax liability (376,518) Average tangible equity (non-GAAP) $913,996 Return on average tangible shareholders' equity (non-GAAP) 13.85 % Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance. Pre-provision Net Revenue (PPNR)/Average Assets (non-GAAP) Income before taxes $39,160 Plus: Provision for credit losses 2,627 Total $41,787 Total (annualized) (non-GAAP) $168,066 Average assets $9,538,905 PPNR/Average Assets (non-GAAP) 1.76 % Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital. Appendix Definitions of GAAP to Non-GAAP Financial Measures 12

Appendix Definitions of GAAP to Non-GAAP Financial Measures

	1Q24	4Q23	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
Tangible Common Equity (TCE)/Tangible Assets (non-GAAP)										
Total shareholders' equity	$1,295,074	$1,283,445	$1,223,532	$1,212,853	$1,227,795					
Less: goodwill and other intangible assets, net of deferred tax liability	(376,396)	(376,631)	(376,883)	(377,144)	(377,405)					
Tangible common equity (non-GAAP)	$918,678	$906,814	$846,649	$835,709	$850,390					
Total assets	$9,539,103	$9,551,526	$9,466,077	$9,252,922	$9,193,442					
Less: goodwill and other intangible assets, net of deferred tax liability	(376,396)	(376,631)	(376,883)	(377,144)	(377,405)					
Tangible assets (non-GAAP)	$9,162,707	$9,174,895	$9,089,194	$8,875,778	$8,816,037					
Tangible common equity to tangible assets (non-GAAP)	10.03 %	9.88 %	9.31 %	9.42 %	9.65 %					

Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

	1Q24	4Q23	3Q23	2Q23	1Q23
Efficiency Ratio (non-GAAP)					
Noninterest expense	$54,520	$56,203	$52,799	$49,633	$51,699
Net interest income	$83,477	$85,109	$87,387	$88,123	$88,791
Plus: taxable equivalent adjustment	692	683	674	639	555
Net interest income (FTE) (non-GAAP)	84,169	85,792	88,061	88,762	89,346
Noninterest income	12,830	18,061	12,178	14,191	13,190
Less: net gains on sale of securities	(3)	—	—	—	—
Net interest income (FTE) (non-GAAP) plus noninterest income	$96,996	$103,853	$100,239	$102,953	$102,536
Efficiency ratio (non-GAAP)	56.21 %	54.12 %	52.67 %	48.21 %	50.42 %

The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), which ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

	1Q24	4Q23	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
Net Interest Margin Rate (NIM) (FTE) (non-GAAP)										
Interest income and dividend income	$127,754	$126,706	$122,959	$117,333	$110,903	$103,208	$89,835	$77,599	$70,109	$71,135
Less: interest expense	(44,277)	(41,597)	(35,572)	(29,210)	(22,112)	(14,150)	(6,037)	(2,405)	(2,376)	(2,697)
Net interest income	83,477	85,109	87,387	88,123	88,791	89,058	83,798	75,194	67,733	68,438
Plus: taxable equivalent adjustment	692	683	674	639	555	532	521	506	493	510
Net interest income (FTE) (non-GAAP)	$84,169	$85,792	$88,061	$88,762	$89,346	$89,590	$84,319	$75,700	$68,226	$68,948
Net interest income (FTE) (annualized)	$338,526	$340,370	$349,373	$356,022	$362,348	$355,438	$334,526	$303,633	$276,694	$273,537
Average interest-earning assets	$8,801,163	$8,704,727	$8,561,578	$8,436,490	$8,372,193	$8,220,689	$8,287,889	$8,535,384	$8,747,398	$8,768,329
Net interest margin (FTE) (non-GAAP)	3.84 %	3.92 %	4.09 %	4.22 %	4.32 %	4.33 %	4.04 %	3.56 %	3.16 %	3.12 %

The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

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First Quarter 2024 Earnings Supplement